UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2016

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.	Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On October 4, 2016, Mosaic Fertilizer, LLC (“Mosaic Fertilizer”), a subsidiary of The Mosaic Company, was issued an imminent danger order by the U.S. Department of Labor, Mine Safety and Health Administration, under section 107(a) of the Federal Mine Safety and Health Act of 1977, to stop certain activities that Mosaic Fertilizer was allegedly conducting at its Four Corners mine in Bradley, Florida:  a mechanic who had accessed the top of a pit car to obtain measurements for metal to install barriers at openings between the fixed access ladder and the hand rail system on top of the pit car was not using fall protection gear and was in danger of falling approximately 12 feet to the ground.  The mechanic allegedly had a safety harness and line available for use but was not wearing the harness.  The mechanic was removed from the top of the pit car.  No one was injured as a result of the incident.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 7, 2016	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary